WACHTEL & MASYER, LLP
                              110 EAST 58TH STREET
                            NEW YORK, NEW YORK 10022
                                    ---------
                            TELEPHONE: (212) 909-9500
                            FACSIMILE: (212) 909-9490


                                 August 24, 2000


VIA FACSIMILE (423) 267-6758
REGULAR MAIL
AND FEDERAL EXPRESS

Signal Apparel Company, Inc.
200-A Manufacturer's Road
Chattanooga, Tennessee  37405

Attention:  Robert J. Powell, Esq.

                   Re: Signal Apparel Company, Inc. ("Signal")

Dear Bob:

     As you know by letter dated August 21, 2000, Zvi Ben-Haim and Michael Harary exercised their option to purchase the assets of the Tahiti Division of Signal, provided for in Section 13.16 of that certain Asset Purchase Agreement dated December 18, 1998 by and among Signal, Tahiti Apparel, Inc. ("Tahiti"), and Messrs. Ben-Haim and Haray (the "Agreement). In connection therewith, as counsel to Messrs. Ben-Him and Haray, we have retained Hecht & Company, P.C., certified public accountants, to review the financial information that is required t be provided to Messrs. Ben-Haim and Haray pursuant to, and in accordance with, the repurchase option. We would appreciate it if you would immediately provide Mr. Donald Hecht, c/o Hecht & Company, P.C., 111 West 40th Street, New York, New York 10018, (212) 819-8100, with current financial information, including, but not limited to, a schedule of the current assets and liabilities, a balance sheet, a statement of cash flows, and a profit and loss statement for the Tahiti Division. We would appreciate your immediate cooperation so that we can effectuate this transaction in a timely and efficient manner.

     Thank you very much for your cooperation.

                                                    Very truly yours,

                                                    /s/ Morris Missry

                                                    Morris Missry

cc:  Mr. Zvi Ben-haim (via facsimile)
     Mr. Michael Harary (via facsimile)
     Donald Hecht, CPA (via facsimile)
     William B. Wachtel, Esq.